UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 14, 2023

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2023, Uber Technologies, Inc. (the “Company”) borrowed $761 million in aggregate principal amount of loans (the “Refinancing Loans”), pursuant to an amendment (the “Refinancing Amendment”) to the Term Loan Agreement, dated as of July 13, 2016, by and among the Company as borrower, Rasier, LLC (“Rasier”), a subsidiary of the Company as subsidiary guarantor, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc. as administrative agent for the lenders (as amended by the Amendment No. 1, dated as of June 13, 2018, Amendment No. 2, dated as of February 25, 2021, and Amendment No. 3, dated as of March 3, 2023, the “2016 Term Loan Agreement”, and as further amended by the Refinancing Amendment, the “Amended Term Loan Agreement”) to refinance and reprice all of the outstanding 2021 Refinancing Term Loans made under the 2016 Term Loan Agreement (the “2021 Refinancing Term Loans”).

The Amended Term Loan Agreement provides for (i) a $1.75 billion in aggregate principal amount tranche of term loans, (ii) the Refinancing Loans, and (iii) one or more uncommitted additional incremental loan facilities subject to the satisfaction of certain conditions thereof.

The Refinancing Loans constitute additional term loans in the same tranche as the Company’s previously incurred $1.75 billion in aggregate principal amount of term loans (such loans, together with the Refinancing Loans, collectively, the “2023 Refinancing Term Loans”). The 2023 Refinancing Term Loans bear interest, at the Company’s option, at a rate equal to either (i) the adjusted Term SOFR (“SOFR Rate”), plus 2.75% per annum or (ii) an alternate base rate equal to the greatest of (x) the prime rate, (y) the federal funds rate plus 0.50% and (z) the adjusted SOFR Rate for an interest period of one month plus 1.00%, plus 1.75% per annum. The Company is permitted to make voluntary prepayments of the 2023 Refinancing Term Loans under the Amended Term Loan Agreement at any time without payment of a premium, except that a 1% premium will apply to a repayment of the 2023 Refinancing Term Loans in connection with a repricing of, or any amendment to the Amended Term Loan Agreement in a repricing of, such loans effected on or prior to the date that is six months following March 3, 2023. The principal amount of the 2023 Refinancing Term Loans will amortize in quarterly installments at a rate of 1.00% per annum, with the balance due on the maturity date.

In connection with the Refinancing Amendment, the Company effectively:

•	Extended the maturity date of approximately $761 million in aggregate principal amount of the 2021 Refinancing Term Loans from February 25, 2027 to March 3, 2030, the maturity date of the 2023 Refinancing Term Loans; and
•	Reduced the applicable spread from the benchmark rate at which the 2021 Refinancing Term Loans bear interest from LIBOR plus 3.50% per annum to the SOFR Rate plus 2.75% per annum, the interest rate applicable to the 2023 Refinancing Term Loans.

The Amended Term Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness and liens. In addition, the Amended Term Loan Agreement contains certain customary events of default including, but not limited to, failure to pay principal, interest and fees or other amounts when due, material misrepresentations or misstatements in any representation or warranty, covenant defaults, certain cross defaults to other material indebtedness, certain judgment defaults and events of bankruptcy.

The obligations under the Amended Term Loan Agreement (including obligations in respect of the 2023 Refinancing Term Loans) are guaranteed by Raiser and are required to be guaranteed by certain future material domestic subsidiaries of the Company. The obligations under the Amended Term Loan Agreement (including obligations in respect of the 2023 Refinancing Term Loans) are secured by equity interests of certain material subsidiaries and certain intellectual property of the Company.

The foregoing description of the Refinancing Amendment, the Refinancing Loans, the 2023 Refinancing Term Loans and the Amended Term Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Refinancing Amendment, a copy of which is attached hereto as Exhibit 10.1, and the original 2016 Term Loan Agreement and prior amendments, copies of which have been previously filed by the Company with the U.S. Securities and Exchange Commission. Neither the Refinancing Amendment nor the Amended Term Loan Agreement is intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Refinancing Amendment and the Amended Term Loan Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Amendment No. 4 to Term Loan Agreement, dated March 14, 2023, by and among Uber Technologies, Inc. as borrower, Rasier, LLC as subsidiary guarantor, the lenders party thereto and Morgan Stanley Senior Funding Inc., as administrative agent for the lenders.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: March 14, 2023	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer